Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-195017 on Form S-8 of Talmer Bancorp, Inc. of our report, dated March 26, 2015 relating to the financial statements appearing in this Annual Report on Form 10-K.

Crowe Horwath LLP

Grand Rapids, Michigan

March 26, 2015